UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

EMERGING MARKETS HORIZON CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41136	98-1607027
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, Berkeley Square House Berkeley Square London, United Kingdom	W1J 6DB
(Address of principal executive offices)	(Zip Code)

+44 20 7647 9100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant to acquire one Class A ordinary share	HORIU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	HORI	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	HORIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, Bernard Abdelmalak resigned from his positions as Chief Financial Officer and member of the Board of Directors (the “Board”) of Emerging Markets Horizon Corp. (the “Company”), effective immediately. Mr. Abdelmalak’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters.

In connection with Mr. Abdelmalak’s resignation, on March 23, 2022, the Board appointed Jonathan Neill to serve as a member of the Board and Chief Financial Officer of the Company, effective immediately.

Mr. Neill is the founding partner of FPP Asset Management LLP and has nearly 30 years of investment management experience. From 1990 to 1998, he was senior investment manager at Pictet Asset Management London, jointly responsible for the groups’ specialist equity business of international smaller companies and emerging markets. Prior to Pictet Asset Management London, Mr. Neill worked at Mercury Asset Management from 1988 to 1990 as a manager of specialist international growth stocks and a specialist UK growth fund. He began his career in 1986 at Oppenheimer Fund Management. Mr. Neill holds a BA Honors French from the University of Bristol in the United Kingdom.

In connection with the appointment, on March 23, 2022, the Company and Mr. Neill entered into a letter agreement (the “Letter Agreement”) and an indemnification agreement (the “Indemnification Agreement”), which are substantially similar to the letter agreement and indemnification agreements, respectively, previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering. Copies of the Letter Agreement and the Indemnification Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference in this Item 5.02.

There are no other arrangements or understandings between Mr. Neill and any other person pursuant to which Mr. Neill was appointed as a member of the Board and the Chief Financial Officer of the Company. There are no family relationships between Mr. Neill and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Neill that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 24, 2022, the Company issued a press release addressing recent sanctions imposed by the United States relating to Russia and certain other developments in connection therewith.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Letter Agreement, dated March 23, 2022, by and between the Company and Jonathan Neill
10.2	Indemnification Agreement, dated March 23, 2022, by and between the Company and Jonathan Neill
99.1	Press Release, dated March 24, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2022

Emerging Markets Horizon Corp.

By:	/s/ Riccardo Orcel
Name:	Riccardo Orcel
Title:	Chief Executive Officer

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